Exhibit 31.01
CERTIFICATION

I, Roderick A. Larson, principal executive officer of Oceaneering International, Inc., certify that:

1.    I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Oceaneering International, Inc. for the year ended December 31, 2024; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

March 3, 2025	By:	/S/ RODERICK A. LARSON
Roderick A. Larson
President and Chief Executive Officer
(Principal Executive Officer)